Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTS

We consent to the incorporation by reference in this registration statement of Celsion Corporation on Amendment No. 1 of Form S-1 of our report dated March 16, 2010, related to the financial statements of Celsion Corporation included in its Annual Report on Form 10-K for the year ended December 31, 2009, filed with the Securities and Exchange Commission, and to the reference of our firm under the heading “Experts” in the Prospectus, which is part of the Registration Statement.

/s/ Stegman & Company
Baltimore, Maryland
August 5, 2010